As filed with the Securities and Exchange Commission on July 1, 2005.

File No. 033-62895

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

Massachusetts	6311	04-2664016
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

John Hancock Place

Boston, Massachusetts 02116

(617) 572-6000

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Arnold R. Bergman, Esq.

John Hancock Variable Life Insurance Company

601 Congress Street

Boston, Massachusetts 02110-2805

(617) 663-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Michael L. Fantozzi, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02111

(617) 542-6000

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

DEREGISTRATION OF SECURITIES

The Registrant hereby amends its Registration Statement on Form S-1 (File No. 033-62895), initially filed with the Securities and Exchange Commission (the “Commission”) on September 25, 1995 (the “Form S-1”), by deregistering all of the interests under single or flexible premium modified guaranteed annuity contracts that remain unsold by John Hancock Variable Life Insurance Company (“JHVLICO”) as of the date hereof (the “Remaining Securities”).

Hereafter, market value adjustment interests under deferred annuity contracts of JHVLICO, together with subordinated guarantees of Manulife Financial Corporation (“MFC”) relating thereto, will be sold under the Registration Statement on Form F-3, initially filed with the Commission on April 21, 2005, by JHVLICO and MFC (File Nos. 333-124224 and 333-124224-01).

Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended (the “Act”), and the undertaking contained in the Form S-1 pursuant to Item 512(a)(3) of Regulation S-K promulgated under the Act, the Registrant hereby removes all of the Remaining Securities from registration. The registration is hereby terminated.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on July 1, 2005.

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY (Registrant)

By:	/s/ Peter Copestake
Name:	Peter Copestake
Title:	Treasurer

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